RANGO ENERGY, INC.
400 S. Zang Blvd. Suite 812
Dallas, Texas  75208
T: 1-888-224-6039 F: 1-214-441-2679
www.rangoenergy.com

NEWS RELEASE

Rango Energy To Change Name To Verde Science, Inc. and to Enter Medical Marijuana Business

Dallas, Texas (April 2, 2014) - Rango Energy, Inc. (the "Company") announced today that it will change its name to Verde Science, Inc. The name change represents a change in the Company's focus to the licensed medical marijuana business sector.

Commented Rango CEO Harp Sangha, "The medical marijuana industry is expected to experience massive growth over the next decade. The growing legislative and cultural momentum has been the key driving force in creating the tipping point for this industry to expand exponentially. Our board was presented with an opportunity to enter the market by teaming up with the top biopharmaceutical experts to help produce a continual supply of the highest quality product to meet unmet market demands in Southern California and eventually all markets that have legalized medicinal use of these products."

Sangha continued, "We are teaming with established pioneers in the industry that believe strongly in the necessity to implement strict security, quality control, and measures to ensure compliance with all local and regional laws and regulations. We are close to concluding negotiations with established industry leading manufacturers and scientific experts and we will be able to provide shareholders with an update in the near future. Based on the relationships that we have developed and the transactions that are in process, our Board felt it was in the best interest of all shareholders to focus the entirety of our attention and capital resources on maximizing the opportunity to be a significant participant in a rapidly growing marketplace. We look forward to sharing our progress with our shareholders in the near future."

About Rango Energy, soon to be Verde Science, Inc.

The Company has identified, developed relationships with and is working to acquire leading manufacturing and research and development experts in the burgeoning medical marijuana industry. The Company is focused on developing the highest quality, greatest yield medicinal marijuana as well as support leading research and development to continually provide clients with a superior, branded line of medical marijuana products.

Safe Harbor Statements

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labour disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Rango Energy, Inc.
Phone: +1 858 210 0236
harpsangha@shaw.ca